United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2025

Date of Report (Date of earliest event reported)

Miluna Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12F, No. 43,

Cheng Gong Road, Sec 4, Neihu

Taipei, 114

Taiwan

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +886 900-605-199

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant	MMTXU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	MMTX	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share at an exercise price of $11.50 per share	MMTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, on October 24, 2025, Miluna Acquisition Corp (the “Company”) consummated its initial public offering (the “IPO”) of 6,000,000 units (the “Units”). Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one redeemable warrant (the “Warrant”), with each Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $60,000,000.

Simultaneously with the closing of the IPO, pursuant to the Private Units Purchase Agreement, the Company completed the private placement of an aggregate of 194,100 units (the “Private Units”) to the Sponsor at $10.00 per Private Unit, each Private Unit consisting of one Ordinary Share and one redeemable Warrant, each entitling the holder thereof to purchase one Ordinary Share for $11.50 per share subject to adjustment. The Warrants contained in the Private Units are identical to the Warrants included in the Units sold in the IPO, except as otherwise disclosed in the registration statement for the IPO. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 25, 2025, the underwriters of its previously announced IPO notified the Company of the exercise of the over-allotment option in full to purchase 900,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on October 28, 2025, generating total gross proceeds of $9,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 9,000 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $90,000.

Of the net proceeds from the IPO, the sale of the Option Units, and the Private Placement Units, $69,000,000 has been deposited into a U.S.-based trust account maintained by Lucky Lucko, Inc. d/b/a Efficiency, acting as trustee, for the benefit of the Company’s public shareholders.

An audited balance sheet as of October 24, 2025 reflecting receipt of the proceeds from the IPO and concurrent private placement has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on October 30, 2025. The Company’s unaudited pro forma balance sheet as of October 28, 2025, adjusted for the closing of the over-allotment option is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Balance Sheet dated October 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2025

MILUNA ACQUISITION CORP

By:	/s/ Lin Shang-Ju
Name:	Lin Shang-Ju
Title:	Chief Executive Officer

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